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                                                                     EXHIBIT 3.1


            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
           (Please read information and instructions on the last page)

     PURSUANT TO THE PROVISIONS OF ACT 284, PUBLIC ACTS OF 1972 (PROFIT CORPORATIONS), OR ACT 162, PUBLIC ACTS OF 1982 (NONPROFIT CORPORATIONS), the undersigned corporation executes the following Certificate:

1.   The present name of the corporation is: BIG BUCK BREWERY & STEAKHOUSE, INC.

2.   The identification number assigned by the Bureau is:     049-222

3. Article VIII, IX AND X of the Articles of Incorporation is hereby amended to read as follows:

     [DELETED]

4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

     The foregoing amendment to the Articles of Incorporation was duly adopted on the 14th day of November, 2000, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation, at a meeting. The necessary votes were cast in favor of the amendment.

Profit Corporations             Nonprofit and Professional Service Corporations

Signed this 17th day of November, 2000


By              /s/ William F. Rolinski
   -----------------------------------------------------------
                      (Signature)

                  William F. Rolinski
--------------------------------------------------------------
                 (Type or Print Name)


6. (For a nonprofit corporation whose Articles state the corporation is organized on a directorship basis.)


Name of person or organization remitting fees:

BIG BUCK BREWERY & STEAKHOUSE, INC.


Preparer's name and business telephone number:

Brett D. Anderson, Esq.
(612) 334-8417


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                       RESTATED ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS


         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned Corporation executes the following Articles:

         1.     The present name of the Corporation is:

                MICHIGAN BREWERY, INC.

         2.     The identification number assigned by the Bureau is:

                049-222

         3.     All former names of the Corporation are:

                N/A

         4.     The date of filing the original Articles of Incorporation was:

                November 29, 1993

         The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the
Corporation:

ARTICLE I

The name of the Corporation is:

BIG BUCK BREWERY & STEAKHOUSE, INC.

ARTICLE II

The purpose or purposes for which the Corporation is formed is as follows:

To engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act (the "Act").

ARTICLE III

The aggregate number of shares which the Corporation has authority to issue is 20,000,000 common shares of the par value of $.01 per share.

ARTICLE IV

A.  The address of the current registered office is:

                  550 South Wisconsin Street
                  Gaylord, Michigan 49735

B.  The mailing address of the current registered office is:

                  P.O. Box 1430


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                  Gaylord, Michigan 49735

C.  The name of the current resident agent is:

                  William F. Rolinski

ARTICLE V

When a compromise or arrangement or a plan of reorganization of this Corporation is proposed between this Corporation and its creditors or any class of them or between this Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this Corporation.

ARTICLE VI

The number of directors shall be the number specified in or fixed in accordance with the By-Laws. The Board of Directors shall have the power to fix or change the number of directors unless the shareholders, in amending or repealing the By-Laws, provide expressly that the Board of Directors shall not amend or repeal the By-Law establishing the number of directors.

ARTICLE VII

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article shall not eliminate or limit the liability of a director for any of the following:

         (1) A breach of the director's duty of loyalty to the Corporation or its shareholders.

         (2) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

         (3)  A violation of Section 551(1) of the Act.

         (4) A transaction from which the director derived an improper personal benefit.

         (5) An act or omission occurring prior to the effective date of this Article.

Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to, any acts or omissions occurring before such repeal or modification.


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ARTICLE VIII

The acquisition of ten percent (10%) or more of the outstanding stock of the Corporation requires the prior approval of the Michigan Liquor Control Commission.

A person seeking to acquire 10% or more of the outstanding stock of the Corporation must (i) provide the Liquor Commission information regarding such person, including without limitation thereto, information regarding other alcoholic liquor business management experience, in such form, and with such updates, as may be required by the Liquor Commission; (ii) respond to written or oral questions from the Liquor Commission; and (iii) consent to the performance of any background investigation that may be required by the Liquor Commission, including without limitation thereto, an investigation of certain past criminal convictions of such person.

ARTICLE IX

No person shall acquire any outstanding stock of the Corporation in violation of
Section 436.31 of the Michigan Liquor Control Act, as it may be amended from time to time.

ARTICLE X

If a person holds outstanding stock of the Corporation in violation of Article VIII or Article IX (a "Disqualified Holder"), such person's securities holdings shall be subject to redemption at any time by the Corporation by action of the Board of Directors.

Such redemptions will be subject to the following terms and conditions: (i) the redemption price of the shares to be redeemed shall be equal to the fair market value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required; (ii) if less than all the shares held by a Disqualified Holder are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors; (iii) at least thirty (30) days' written notice of the date upon which redemption is to occur shall be given to a Disqualified Holder (unless waived in writing by the Disqualified Holder) provided that redemption may occur on the date on which written notice shall be given to the Disqualified Holder if the funds necessary to effect the redemption shall have been deposited in trust for the benefit of the Disqualified Holder and subject to immediate withdrawal by the Disqualified Holder upon surrender of the stock certificates for the shares to be redeemed; (iv) from and after the date upon which redemption occurs or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Disqualified Holder of shares selected for redemption (including without limitation any rights to vote such shares), shall cease and terminate and the Disqualified Holder shall thenceforth be entitled only to receive the funds payable upon redemption; and (v) such other terms and conditions as the Board of Directors shall determine.

         These Restated Articles of Incorporation were duly adopted on the 4th day of June, 1997, by the shareholders in accordance with the provisions of
Section 642 of the Act. The necessary number of shares as required by statute were voted in favor of these Restated Articles of Incorporation.

                                   Signed this 19th day of September, 1997

                                   By /s/ William F. Rolinski
                                      -----------------------
                                          William F. Rolinski
                                          President and Chief Executive Officer

Name of organization remitting fees:
BIG BUCK BREWERY & STEAKHOUSE, INC.

Preparer's name and business telephone number:
Brett D. Anderson, Esq.
(612) 334-8417